Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Craig A. Lampo
Senior Vice President and
Chief Financial Officer
203-265-8625
www.amphenol.com

AMPHENOL CORPORATION REPORTS

FIRST QUARTER 2017 RESULTS

Wallingford, Connecticut.  April 26, 2017.  Amphenol Corporation (NYSE:APH) reported today diluted earnings per share (EPS) for the first quarter 2017 of $0.71 compared to $0.50 for the comparable 2016 period.  Diluted EPS for the first quarter 2016 included a charge for acquisition-related transaction costs of $30 million ($0.09 per share) relating to the acquisition of FCI.  Excluding the effect of this item, Adjusted Diluted EPS1  for first quarter 2016 was $0.59.  Sales for the first quarter of 2017 were $1.560 billion compared to $1.451 billion for the comparable 2016 period. Currency translation had the effect of decreasing sales by approximately $18 million in the first quarter of 2017 compared to the 2016 period.

Amphenol President and Chief Executive Officer, R. Adam Norwitt, stated, “We are very pleased to close the first quarter 2017 above the high end of our guidance with sales and diluted EPS in the quarter of $1.560 billion and $0.71, respectively.  We achieved these strong results despite the ongoing geopolitical and economic uncertainties affecting the global economy.  Compared to the first quarter 2016, sales increased by 8%, with strong growth in the information technology and data communications, military, automotive, broadband and industrial markets, driven by organic growth together with contributions from the Company’s successful acquisition program.”

“We are expanding our growth opportunities through a deep commitment to developing enabling technologies for customers in all of our end markets, an ongoing strategy of market and geographic diversification, as well as through contributions from our acquisition program.”

“Operating cash flow in the quarter was $238 million, a clear confirmation of the quality of the Company’s earnings.  The Company continues to deploy its financial strength in a variety of ways to increase shareholder value.  This includes the purchase, during the first quarter, of 3.7 million shares of the Company’s stock under our $1 billion two-year open market stock repurchase plan.  I am very proud of our organization as we continue to execute extremely well.”

“The current economic environment remains uncertain, including the dynamics related to any potential government policy changes and the geopolitical climate.  Considering this environment and based on current currency exchange rates, we expect second quarter 2017 sales in the range of $1.580 billion to $1.620 billion and diluted EPS in the range of $0.70 to $0.72.  For the full year 2017, we now expect to achieve sales in the range of $6.405 billion to $6.525 billion, an increase over 2016 of 2% to 4% and diluted EPS of $2.91 to $2.97, an increase of 11% to 14% over 2016 GAAP Diluted EPS and an increase of 7% to 9% over 2016 Adjusted Diluted EPS.  This compares to our prior full year 2017 guidance of $6.340 billion to $6.500 billion in sales and diluted EPS of $2.84 to $2.92.”

“The electronics revolution continues to create exciting, long-term growth opportunities for Amphenol.  We remain very confident for the future, with new applications and higher performance requirements driving increased demand for our broadened range of high technology products across all of our diversified end markets.  Our ongoing actions to strengthen our competitive advantages and build sustained financial strength, as well as our initiatives to expand our high technology product offering both organically and through our acquisition program, have created an excellent base for future performance.  I am confident in the ability of our outstanding management team to dynamically adjust to the constantly changing environment, to continue to generate strong profitability and to further capitalize on the many opportunities to expand our market position.”

The Company will host a conference call to discuss its first quarter results at 1:00 PM (EDT) Wednesday, April 26, 2017.  The toll free dial-in number to participate in this call is 888-455-0949; International dial-in number is 773-799-3973; Passcode:  LAMPO.  There will be a replay available until 10:59 PM (EDT) on Friday, May 26, 2017.  The replay numbers are toll free 800-510-9771; International toll number is 402-344-6800; Passcode: 7183.

A live broadcast as well as a replay will also be available on the Internet at http://www.amphenol.com/investors/webcasts.php.

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable.  Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors.  Amphenol has a diversified presence as a leader in high growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.

Forward-Looking Statements

This press release contains certain statements that are intended to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.   All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including, but not limited to the Company’s expectations regarding second quarter and full year 2017 sales and diluted EPS, are forward-looking statements.  Forward-looking statements are based on our management’s current beliefs, expectations and assumptions and on information currently available to our management.  Forward-looking statements may be identified through the use of terms such as “expect”, “may”, “will”, “should”, “intend”, “plan”, “guidance” and/or other similar expressions generally intended to identify forward-looking statements.  Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in the forward-looking statements.  Factors that might cause or contribute to a material difference include, but are not limited to, governmental, political, economic, end market, competitive, technological, acquisition-related, cybersecurity and foreign currency-related risk factors that may affect the Company’s operations, products, markets, customers and prices.  Details regarding various significant risks and uncertainties that may affect our operating and financial performance can be found in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and other Company filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to cause actual results to differ materially from those contained in any forward-looking statements we may make and affect our operating and financial performance.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Forward-looking diluted EPS included in our second quarter and full year 2017 guidance assumes that the Company will not have, in either period, any income or expense that is not directly related to the Company’s operating performance during such periods.  Further details regarding these types of income and expenses are provided below under the heading “Non-GAAP Financial Measures.”  To the extent the Company has any such income or expense in such periods that is not directly related to the Company’s operating performance, then the Company’s forward-looking diluted EPS for the second quarter and/or full year 2017 will be adjusted to exclude such income or expense.  Forward-looking statements set forth in this press release speak only as of the date hereof and the Company does not undertake any obligation to revise or update these statements whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

The financial statements included within this press release are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  This press release also contains certain non-GAAP financial information, including Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income attributable to Amphenol Corporation and Adjusted Diluted EPS (“non-GAAP financial measures”), which are intended to supplement the reported GAAP results.  Management utilizes these non-GAAP financial measures as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  Non-GAAP financial measures discussed within this press release exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented.  Items excluded from the non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, certain discrete tax items and refinancing-related costs that may arise during such periods.   Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included at the end of this press release.   However, such non-GAAP financial measures should not be considered in isolation, as a substitute for or superior to the related GAAP financial measures.  In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items.  The non-GAAP financial measures are defined within the “Supplemental Financial Information” table at the end of this press release and should be read in conjunction with the Company’s financial statements presented in accordance with GAAP.

1  All referenced non-GAAP financial measures are defined within this press release.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(dollars and shares in millions, except per share data)

	Three Months Ended
	March 31,
	2017	2016
Net sales	$1,560.1	$1,451.2

Cost of sales	1,044.2	992.0

Gross profit	515.9	459.2

Acquisition-related expenses	—	30.3

Selling, general and administrative expenses	201.8	189.5

Operating income	314.1	239.4

Interest expense	(19.3)	(18.1)
Other income, net	3.6	1.0

Income before income taxes	298.4	222.3

Provision for income taxes	(71.1)	(63.9)

Net income	227.3	158.4
Less: Net income attributable to noncontrolling interests	(2.4)	(1.8)

Net income attributable to Amphenol Corporation	$224.9	$156.6

Net income per common share - Basic	$0.73	$0.51

Weighted average common shares outstanding - Basic	306.6	307.6

Net income per common share - Diluted (1)	$0.71	$0.50

Weighted average common shares outstanding - Diluted	316.4	314.2

Dividends declared per common share	$0.16	$0.14

Note 1     Earnings per share for the three months ended March 31, 2016 included acquisition-related expenses of $30.3 million ($27.3 million after-tax) or $0.09 per share.  Excluding this effect, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $0.59 for the three months ended March 31, 2016.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in millions)

	March 31,	December 31,
	2017	2016
ASSETS

Current Assets:
Cash and cash equivalents	$1,242.9	$1,034.6
Short-term investments	36.8	138.6
Total cash, cash equivalents and short-term investments	1,279.7	1,173.2
Accounts receivable, less allowance for doubtful accounts of $19.2 and $23.6, respectively	1,318.3	1,349.3
Inventories	962.3	928.9
Other current assets	162.1	139.8

Total current assets	3,722.4	3,591.2

Land and depreciable assets, less accumulated depreciation of $1,052.0 and $1,007.2, respectively	726.9	711.4
Goodwill	3,748.7	3,678.8
Intangibles, net and other long-term assets	509.4	517.3

	$8,707.4	$8,498.7

LIABILITIES & EQUITY

Current Liabilities:
Accounts payable	$682.4	$678.2
Accrued salaries, wages and employee benefits	123.2	131.8
Accrued income taxes	117.7	125.1
Other accrued expenses	236.0	275.6
Accrued dividends	48.9	49.3
Current portion of long-term debt	375.1	375.2

Total current liabilities	1,583.3	1,635.2

Long-term debt, less current portion	2,862.1	2,635.5
Accrued pension and postretirement benefit obligations	288.8	288.4
Other long-term liabilities	222.1	216.5

Equity:
Common stock	0.3	0.3
Additional paid-in capital	1,056.7	1,020.9
Retained earnings	3,049.5	3,122.7
Accumulated other comprehensive loss	(402.3)	(469.0)

Total shareholders' equity attributable to Amphenol Corporation	3,704.2	3,674.9

Noncontrolling interests	46.9	48.2

Total equity	3,751.1	3,723.1

	$8,707.4	$8,498.7

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(dollars in millions)

	Three Months Ended
	March 31,
	2017	2016
Cash from operating activities:
Net income	$227.3	$158.4
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	54.1	61.9
Stock-based compensation expense	12.1	11.6
Excess tax benefits from stock-based compensation payment arrangements	—	(4.2)
Net change in components of working capital	(66.8)	(45.9)
Net change in other long-term assets and liabilities	11.1	12.4

Net cash provided by operating activities	237.8	194.2

Cash from investing activities:
Purchases of land and depreciable assets	(48.7)	(41.0)
Proceeds from disposals of land and depreciable assets	0.3	2.7
Purchases of short-term investments	(18.2)	(16.1)
Sales and maturities of short-term investments	122.1	13.1
Acquisitions, net of cash acquired	(46.6)	(1,185.8)

Net cash provided by (used in) investing activities	8.9	(1,227.1)

Cash from financing activities:
Borrowings under commercial paper program, net	225.3	50.8
Payment of costs related to debt financing	—	(3.0)
Proceeds from exercise of stock options	23.7	14.6
Excess tax benefits from stock-based compensation payment arrangements	—	4.2
Distributions to shareholders of noncontrolling interests	(4.2)	(4.0)
Purchase and retirement of treasury stock	(249.2)	(49.2)
Dividend payments	(49.3)	(43.2)

Net cash used in financing activities	(53.7)	(29.8)

Effect of exchange rate changes on cash and cash equivalents	15.3	12.5

Net change in cash and cash equivalents	208.3	(1,050.2)

Cash and cash equivalents balance, beginning of period	1,034.6	1,737.2

Cash and cash equivalents balance, end of period	$1,242.9	$687.0

Cash paid for:
Interest	$32.4	$31.2
Income taxes	77.4	47.6

AMPHENOL CORPORATION

SEGMENT INFORMATION

(Unaudited)

(dollars in millions)

	Three Months Ended
	March 31,
	2017	2016
Net sales:
Interconnect Products and Assemblies	$1,463.5	$1,367.8
Cable Products and Solutions	96.6	83.4
Consolidated Net sales	$1,560.1	$1,451.2

Operating income:
Interconnect Products and Assemblies	$323.9	$281.2
Cable Products and Solutions	13.7	11.1
Stock-based compensation expense	(12.1)	(11.6)
Other operating expenses	(11.4)	(11.0)
Acquisition-related expenses	—	(30.3)
Consolidated Operating income	$314.1	$239.4

Operating margin (%):
Interconnect Products and Assemblies	22.1%	20.6%
Cable Products and Solutions	14.2%	13.3%
Stock-based compensation expense	-0.8%	-0.8%
Other operating expenses	-0.7%	-0.8%
Acquisition-related expenses	0.0%	-2.1%
Consolidated Operating margin (%)	20.1%	16.5%

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company's Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  The following non-GAAP financial measures exclude income and expenses that are not directly related to the Company's operating performance during the periods presented.  Items excluded from the non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, certain discrete tax items and refinancing-related costs that may arise during such periods.  The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related U.S. GAAP financial measures.  In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items.

The following are reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, specifically related to Operating Income, Operating Margin, Net Income attributable to Amphenol Corporation, and Diluted earnings per share (Diluted EPS) for the three months ended March 31, 2017 and 2016:

	2017				2016
			Net Income				Net Income
			attributable				attributable
	Operating	Operating	to Amphenol	Diluted	Operating	Operating	to Amphenol	Diluted
	Income	Margin	Corporation	EPS	Income	Margin	Corporation	EPS

Reported (GAAP)	$314.1	20.1%	$224.9	$0.71	$239.4	16.5%	$156.6	$0.50

Acquisition-related expenses	-	-	-	-	30.3	2.1	27.3	0.09

Adjusted (non-GAAP) (1)	$314.1	20.1%	$224.9	$0.71	$269.7	18.6%	$183.9	$0.59

(1)	Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income attributable to Amphenol Corporation, and Adjusted Diluted EPS are non-GAAP financial measures and are defined as follows:

Adjusted Operating Income is defined as Operating Income (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses that are not directly related to the Company's operating performance during the periods presented.

Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Condensed Consolidated Statements of Income).

Adjusted Net Income attributable to Amphenol Corporation is defined as Net Income attributable to Amphenol Corporation  (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses and their related tax effects, that are not directly related to the Company's operating performance during the periods presented.

Adjusted Diluted EPS is defined as diluted earnings per share (as reported or as forecasted in accordance with U.S. GAAP), excluding income and expenses and their related tax effects, that are not directly related to the Company's operating performance during the periods presented.  Adjusted Diluted EPS is calculated as Adjusted Net Income attributable to Amphenol Corporation, as defined above, divided by the weighted average outstanding diluted shares (as reported in the Company’s Condensed Consolidated Statements of Income).